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                              [LOGO OF HOMESTORE]

                                                                    Exhibit 99.1



                   Homestore estimates third quarter results


WESTLAKE VILLAGE, Calif. - Oct. 3, 2001 - Homestore.com, Inc. (Nasdaq: HOMS), the leading supplier of technology and online media to the home and real estate industry, today commented on the impact on its business of the Sept. 11 terrorist attacks and the advertising market slowdown. The attacks compounded an already deteriorating advertising market and caused a loss of business due to the cancellation of sales visits to professional customers. As a result of these developments, the company now projects third quarter revenue to be approximately $114 million to $118 million resulting in a third quarter pro forma loss per share, excluding nonrecurring items, of $0.01 to $0.06.

The company said that further guidance relating to the fourth quarter 2001 and full year 2002 would be given when the company releases third quarter results.

"Our hearts and prayers continue to be with the families impacted by this tragedy," said Stuart Wolff, Homestore's chairman and chief executive officer. "I also want to commend the employees of Homestore who personally supported the relief efforts. Homestore will continue to support the ongoing relief efforts and assist our employees, customers and the country in rebuilding. Despite the challenges of the economy and the attacks, we remain focused on building great products and providing great customer service to our hundreds of thousands of customers."

     Homestore.com, Inc. is supporting the disaster relief efforts resulting from the attacks on Sept. 11, including the REALTORS(R) Housing Relief Fund established by the National Association of REALTORS(R) to help pay mortgage and rental costs of the affected families and The New York Police & Fire Widows' & Children's Benefit Fund. To find out more about relief efforts and what you can do to help, log on to: www.homestore.com, www.realtor.com or
                           -----------------  ---------------
www.notinourhouse.org.
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ABOUT HOMESTORE

     Homestore.com, Inc. (Nasdaq: HOMS) is the leading supplier of online media and technology solutions to the home and real estate industry. Through its family of Web sites, the company offers consumers Everything Home including the largest online source of homes for sale. The company's network of Web sites include flagship site REALTOR.com(R), the official Web site of the National




           30700 Russell Ranch Road . Westlake Village . CA . 91362
                       PH 805-567-3800 . FX 805-567-2680
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Association of REALTORS(R); HomeBuilder.com, the official new homes site of the National Association of Home Builders; Homestore.com Apartments & Rentals; and Homestore.com, a home information resource. Content is available through the AOL House & Home Channel. Homestore also develops and sells technology to help home and real estate professionals connect with their online audience and work more efficiently. For more information log on to: http://www.homestore.com/corporateinfo.
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           30700 Russell Ranch Road . Westlake Village . CA . 91362
                       PH 805-567-3800 . FX 805-567-2680
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     Media Contact:                          Financial Contact:
     --------------                          ------------------

     Gary Gerdemann, Homestore.com, Inc.     DeLise Keim, Homestore.com, Inc.

     805.557.3597                            805.557.2599

     gary.gerdemann@homestore.com            delise.keim@homestore.com
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     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to material risks and uncertainties and investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. Reported results should not be considered as an indicator of future performance. Risks and uncertainties that may affect our future results include, but are not limited to, the following: our ability to maintain and manage favorable agreements and relationships with the National Association of REALTORS(R), the National Association of Home Builders, other individuals and entities in the real estate professional community, and Internet portals; our ability to continue to obtain a large percentage of available real estate property listings; acceptance by consumers and real estate professionals of our business model; our ability to manage rapid growth, both internally and through acquisitions; the success of strategic alliances and joint ventures that we enter into; cyclical, seasonal and other changes in the real estate markets; seasonality and other fluctuations in the company's financial results; our ability to maintain high reliability for our server-based Web services; our ability to protect our intellectual property and uncertainty as to the timing and amount of future Internet-related revenue and profits. The matters discussed in this press release also involve risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission (SEC). In particular, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.



           30700 Russell Ranch Road . Westlake Village . CA . 91362
                       PH 805-567-3800 . FX 805-567-2680